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                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                             LTC PROPERTIES, INC.
            (Exact name of registrant as specified in its charter)

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
                                 Maryland                                              71-0720518
                  (State of incorporation or organization)                 (I.R.S. Employer Identification No.)

                     300 Esplanade Drive - Suite 1860                                    93030
                        Oxnard, California  93030                                     (Zip Code)
                 (Address of principal executive offices)
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                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

                    9% Series B Cumulative Preferred Stock
                    (Title of each class to be registered)

                            New York Stock Exchange
        (Name of each exchange on which each class is to be registered)

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
If this form relates to the registration of a class of        If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange          securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction          Act and is effective pursuant to General Instruction
A.(c), check the following box.        [X]                    A.(d), check the following box.        [  ]

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 Securities Act registration statement file number to which this form relates:
                           333-25787 (if applicable)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

                                     None
                                     ----

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ITEM 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          A description of the 9% Series B Cumulative Preferred Stock (the "Series B Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Preferred Stock" on pages 18 through 20 of the Prospectus, dated December 3, 1997, as filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended ("Securities Act"), as supplemented by the information in the section entitled "Description of Series B Preferred Stock" on pages S-20 to S-26 of the Preliminary Prospectus Supplement, dated December 3, 1997, as filed pursuant to Rule 424(b) of the Securities Act. Such description is incorporated herein by reference. Such shares of Series B Preferred Stock were registered under the Securities Act as a part of Registration Statement No. 333-25787, effective May 6, 1997.

ITEM 2.   Exhibits.
          --------

          Exhibit
          Number    Description
          ------    -----------


          2.1 Amended and Restated Articles of Incorporation of the Registrant. (1)

          2.2 Articles Supplementary Classifying 9.5% Series A Cumulative Preferred Stock of the Registrant. (2)

          2.3       Articles of Amendment of the Registrant.  (3)

          2.4       Bylaws of Registrant.  (4)

          2.5 Articles Supplementary Classifying Series B Preferred Stock of the Registrant.

          2.6 Specimen share certificate for 9% Series B Cumulative Preferred Stock.

          ----------------

          (1) Filed as exhibit number 3.1 to Registrant's Form 8-K dated June 19, 1997 and incorporated herein by reference.

          (2) Filed as exhibit number 3.2 to Registrant's Form 8-K dated June 19, 1997 and incorporated herein by reference.

          (3) Filed as exhibit number 3.3 to Registrant's Form 8-K dated June 19, 1997 and incorporated herein by reference.

          (4) Filed as exhibit number 3.1 to Registrant's Form 10-Q for the quarterly period ended June 30, 1996 and incorporated herein by reference.

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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


December 15, 1997             LTC PROPERTIES, INC.
                              ("Registrant")



                              By: /s/ JAMES J. PIECZYNSKI
                                 ----------------------------------------
                                    James J. Pieczynski
                                    President and Chief Financial Officer


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